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                                                                 EXHIBIT 10.1(2)

                CONTRACTS RELATING TO TELEVISION BROADCASTING

        The Company has renegotiated its affiliation agreements with ABC (the "Network") with respect to its Sacramento, California station (KXTV), resulting in an increase in the compensation paid by the Network to the Company in return for long-term extension of the agreement. Final documentation of the new ABC agreement has not been completed, although the Company expects the agreement to be substantially in the form of the WFAA agreement except for the compensation provisions which are peculiar to KXTV. The final documents will be filed upon completion.